Exhibit 1.1

2,857,000 Shares of Common Stock

FNCB BANCORP, INC.

Common Stock, par value $1.25 per share

UNDERWRITING AGREEMENT

February 5, 2019

PERFORMANCE TRUST CAPITAL PARTNERS, LLC

as Representative of the underwriters

listed in Schedule I hereto

c/o Performance Trust Capital Partners, LLC

500 West Madison, Suite 450

Chicago, IL 60661

Ladies and Gentlemen:

FNCB Bancorp, Inc., a Pennsylvania corporation (the “Company”), confirms its agreement with the underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Performance Trust Capital Partners, LLC is acting as representative (the “Representative”) with respect to (i) the sale by the Company and the purchase by the Underwriters of an aggregate of 2,875,000 shares of common stock, par value $1.25 per share, of the Company (“Common Stock”), and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 428,550 additional shares of Common Stock. The aforesaid 2,857,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 428,550 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Underwriting Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-227599), covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Base Prospectus” shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus, together with the Base Prospectus; the term “Prospectus” means the final prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. For purposes of this Underwriting Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Underwriting Agreement:

“Applicable Time” means 5:30 p.m. (Eastern Time) on February 5, 2019, or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus relating to the Securities dated January 28, 2019, and the information identified on Schedule B hereto, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule A hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such form and the transactions contemplated by this Underwriting Agreement and satisfies the transaction eligibility requirements for the use of Form S-3 as set forth in General Instruction I.B.1 to such form. The Company has filed with the Commission the Registration Statement on Form S-3, including the Base Prospectus, for registration under the 1933 Act of the offer and sale of the Securities, and the Company may have filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriters. Such Registration Statement, as so amended, has been declared effective by the Commission, and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Base Prospectus includes all information required by the 1933 Act and the rules and regulations of the Commission thereunder to be included therein as of the Effective Date. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

After the execution of this Underwriting Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Representative prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representative, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (A) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (B) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, when considered together with any Preliminary Prospectus, and the Prospectus, any Preliminary Prospectus and any supplement thereto, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities in such jurisdictions. Neither the General Disclosure Package as of the Applicable Time, nor the Prospectus nor any amendments or supplements thereto at the time the Prospectus as of its date or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, it being understood that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are (i) its name on the front and back covers of the Prospectus and in the table in the section entitled “Underwriting,” (ii) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” (iii) the information contained in the second paragraph under the caption “Underwriting – Price Stabilization and Short Positions,” and (iv) the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part in the Prospectus under the section entitled “Underwriting” (such information collectively referred to herein as the “Underwriter Information”).

Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the General Disclosure Package nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package or any Issuer-Represented Limited Use Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(ii) Issuer-Represented Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, at the time the Registration Statement became effective, with the Prospectus at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), and with the General Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. Baker Tilly Virchow Krause, LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. Baker Tilly Virchow Krause, LLP is a registered public accounting firm, as defined by the Public Company Accounting Oversight Board, whose registration, to the knowledge of the Company, has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company and to the knowledge of the Company, Baker Tilly Virchow Krause, LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of the Commission’s Regulation S-K, as applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any material decrease in the outstanding number of shares of capital stock or any material increase in any short-term or long-term indebtedness of the Company or the subsidiaries, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than routine quarterly dividends on the Common Stock in a manner and amount consistent with past practice as disclosed in the General Disclosure Package).

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each of the Company’s subsidiaries (for purposes of this Underwriting Agreement, as defined in Rule 405 under the Securities Act) has been duly organized and is validly subsisting as an entity in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate, or such other entity, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of any preemptive or similar right of any securityholder of such subsidiary.

(x) Authorization of Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by its banking subsidiary, FNCB Bank (the “Bank”), and the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities and regulatory laws.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or bylaws or other organizational documents, each as amended as of the date hereof or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement by the Company and the Bank and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws or other organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any subsidiary.

(xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offer, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Underwriting Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Taxes. The Company and each of the subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiii) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, other than the cancellation of policy offerings by the insurance underwriter in a manner consistent with other holders of comparable policies; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxiv) Statistical and Market Data. The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Company has obtained written consent to the use of such data from the relevant third party sources.

(xxv) Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xxvi) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting, as defined in Rule 13a-15 under the 1934 Act, that complies with the requirements of the 1934 Act to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Further, based on its most recent evaluation of the internal control over financial reporting, as required by Rule 13a-15 under the 1934 Act the Company is not aware of (i) any significant deficiency in the design or operation of the internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in the internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxvii) Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established.

(xxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx) Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company; (D) violated or is in violation of the USA Patriot Act and any rules, regulations or guidelines, issued, administered or enforced by any governmental agency implementing the provisions of the USA Patriot Act; or (E) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxii) No Preemptive Rights. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiii) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliates of the Company or its subsidiaries, have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxiv) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offer and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

(xxxv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvi) Lock-up Agreements. Each of the Company’s executive officers and directors, all of which are listed on Schedule D hereto, have executed and delivered lock-up agreements as contemplated by Section 6(h) hereof.

(xxxvii) Fees. Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Underwriting Agreement.

(xxxviii) ERISA. The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xxxix) Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank holds the requisite authority to do business as a state-chartered bank under the laws of the Commonwealth of Pennsylvania. The activities of the Company’s Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. The Bank is the only depository institution Subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System.

(xl) No Regulatory Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (“FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries; (B) neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and (C) there is no unresolved violation, criticism or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or would reasonably be expected to result in a Material Adverse Effect.

(xli) Compliance with Applicable Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the FDIC, the Pennsylvania Department of Banking and Securities and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(xlii) Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xliii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any sanctioned country.

(xliv) Insurance Subsidiaries. No subsidiary of the Company or the Bank is engaged in the business of acting as an insurance agency or premium finance company.

(xlv) Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlvi) Derivative Securities. Except as would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvii) Subsidiary Dividend Restrictions. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Governmental Entity (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlviii) Convertible Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(xlix)     Statements in Registration Statement. The (A) descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents, (B) statements in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Capital Stock,” “The Company,” “Price Range of Common Stock and Dividends,” “Plan of Distribution,” and “Risk Factors ” and (C) statements in the Registration Statement under Item 15, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(l)     FINRA Filings. All of the information, as may have been updated or amended, provided to the Underwriters or to counsel for the Underwriters by the Company or, to the Company’s knowledge, by its officers and directors and certain holders of Common Stock in connection with letters, filings or other supplemental information provided to the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct.

(li)     Cybersecurity; Data Protection.     The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter as follows:

(i) This Underwriting Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Company and the Representative, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities and bank regulatory laws.

(ii) The execution, delivery and performance of this Underwriting Agreement by the Bank, compliance by the Bank with all of the provisions of this Underwriting Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, except for such contraventions, conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the articles of incorporation or bylaws or other organizational documents of the Bank or any statute, order, rule or regulation of any court or Governmental Entity having jurisdiction over the Bank or its subsidiary or any of their properties.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries in their capacity as such that is delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $6.65, the respective number of Initial Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, to purchase up to an additional 428,550 shares of Common Stock at a purchase price per share of $6.65, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Representative, on behalf of the Underwriters, is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereto) bears to the aggregate number of Initial Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make.

(c) Payment. Payment of the purchase price for the Initial Securities shall be made pursuant to Section 2(d) below, delivery of the Initial Securities shall be made to the Designated Office (as defined below), and the documents to be delivered at the Closing Time (as defined below) shall be made at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for the Option Securities shall be made pursuant to Section 2(d) below, delivery of the Option Securities shall be made to the Designated Office, and the documents to be delivered on the Date of Delivery shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

(d) Denominations; Registration. The Securities to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least one full business day prior notice before the Closing Time or the relevant Date of Delivery, as the case may be, to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of the Representative, against payment by or on behalf of the Representative of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representative at least one business day in advance. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in the City of New York at the office of DTC or its designated custodian (the “Designated Office”) not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Authorization. It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Securities which such Underwriter has agreed to purchase. Performance Trust Capital Partners, LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by Performance Trust Capital Partners, LLC by the Date of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any Preliminary Prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or the Representative's counsel shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and the Representative's counsel, without charge, as many signed copies as the Representative may reasonably request of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and as many signed copies as the Representative may reasonably request of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, as many conformed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. During the Delivery Period (as defined below), the Company has delivered to the Underwriters, without charge, as many copies of each Preliminary Prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities ending no later than nine months from the date hereof (the “Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representative or for the Company, to amend the Registration Statement or amend or supplement any Preliminary Prospectus or the Prospectus in order that such Preliminary Prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any Preliminary Prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect during the Delivery Period; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect during the Delivery Period. During the Delivery Period the Company will also supply the Representative with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Representative may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Stock Market, LLC (“Nasdaq”) and will file with the Nasdaq all documents and notices required by Nasdaq of companies that have securities that are listed on the Nasdaq.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, General Disclosure Package and Prospectus, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, provided that such options shall not be vested and exercisable within the 90-day period referred to above.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Lock-up Agreements. The Company agrees to enforce its rights under any existing registration rights agreements or shareholders’ agreement to the extent applicable to restrict the transfer of securities within the 180-day period following the Closing Date.

(m) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission provided, that the Representative will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) Registration Rights, Preemptive Rights and Other Rights. The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, during the 90-day restricted period referred to in Section 3(j) hereof.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including, without duplication, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Representative of this Underwriting Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, to the extent applicable, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the reasonable legal fees of, and disbursements by, counsel to the Underwriters, (xi) the fees and expenses incurred in connection with the inclusion of the Securities on the Nasdaq, and (xii) all reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel for the Underwriters, marketing and travel expenses, up to such amount set forth on Schedule E.

(b) Termination of Agreement. If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including any fees and disbursements of counsel for the Underwriters.

SECTION 5. Use of Free Writing Prospectuses by Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 6. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representative. A Prospectus containing the information that was omitted from the Registration Statement at the time it became effective pursuant to Rule 430A under the 1933 Act but that is deemed to be part of the Registration Statement (the “Rule 430A Information”) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinions, each dated as of the Closing Time, of Cozen O’Connor, counsel for the Company, each in form and substance satisfactory to counsel for the Representative to the effect as counsel to the Representative may reasonably request.

(c) Opinion of Counsel for the Representative. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Alston & Bird LLP, counsel for the Representative, in form and substance satisfactory to the Representative.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus as of the execution of this Underwriting Agreement or the Applicable Time, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representative shall have received from Baker Tilly Virchow Krause, LLP a letter dated the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(f) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Baker Tilly Virchow Krause, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time with respect to the financial statements and certain financial information contained in the Prospectus.

(g) Listing of Common Stock and No Objection. (i) The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing, and (ii) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h) Lock-up Agreements. At the date of this Underwriting Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(i) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(j) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 10(a).

(k) Good Standing. The Representative shall have received at the Closing Time satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(m) CFO’s Certificate. The Company shall have furnished or caused to be furnished to the Representative at the time of the execution of this Underwriting Agreement and at the Closing Time, a certificate of the Chief Financial Officer of the Company, satisfactory to the Representative, with respect to certain information contained in the Preliminary Prospectus and the Issuer-Represented General Free Writing Prospectus.

(n) Conditions to Purchase of Option Securities. In the event that the Representative exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for Company. The favorable opinions of Cozen O’Connor, counsel for the Company, each in form and substance satisfactory to counsel for the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iii) Opinion of Counsel for the Representative. The favorable opinion of Alston & Bird LLP, counsel for the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Baker Tilly Virchow Krause, LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 10(a).

(vi) Good Standing. Satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(vii) CFO Certificate. A certificate, dated such Date of Delivery, of the chief financial officer of the Company and confirming that the certificate delivered at the Closing Time pursuant to Section 6(m) hereof remains true and correct as of such Date of Delivery.

(o) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Representative shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or other such documents, certificates and opinions as may reasonably be requested; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Representative.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below as follows:

(i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by the Representative), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to and neither the Company nor the Bank shall be liable for any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the indemnification provided for in this Section and the contribution provided for in Section 8 below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found by either (i) the Federal Reserve Board, the FDIC or any federal or state bank regulator or regulatory authority having jurisdiction over the Bank by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Sections 6 and 7 hereof, or (ii) a court of competent jurisdiction in a final judgment, to constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act.

The obligations of the Company and the Bank under this Section and Section 8 below shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

(b) Indemnification of Company, Directors and Officers. each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

The obligations of each Underwriter under this Section and Section 8 below shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of such Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Notwithstanding the foregoing, the contribution obligations of the Bank in this Section 8 shall be limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that such contribution would result in an adverse impact on the Bank’s examination ratings, (c) such contribution by the Bank would, at the time the payment is made, cause the Bank to be less than “adequately capitalized” as defined by the FDIC in 12 CFR Part 324, provided, that in such case, the Bank shall remain obligated to make payment of the contribution obligation and shall make such payment immediately following the time that such payment would no longer cause the Bank to be less than “adequately capitalized,” or (d) such contribution would give rise to civil money penalties or other sanctions.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Underwriting Agreement.

(a) Termination; General. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 11. Defaulting Underwriter. If one or more of the Underwriters shall fail at the Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement either (i) the Representative or (ii) the Company shall have the right to postpone the Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement, General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Certain Defined Terms. For the purposes of this Agreement:

(a)     except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(b)     the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City;

(c)     the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

(d)     “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

(e)     “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(f)     “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

(g)     “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

(h)     “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 13. Recognition of the U.S. Special Resolutions Regimes.

(a)     In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 13 apply notwithstanding the following Section 14.

SECTION 14. Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)     Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 13, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable;

(b)     After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Performance Trust Capital Partners, LLC, 500 West Madison, Suite 450, Chicago, IL 60661, attention of the General Counsel; notices to the Company shall be directed to it at 102 East Drinker Street, Dunmore, Pennsylvania 18512, attention of the Chief Executive Officer.

SECTION 16. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. No Fiduciaries. Each of the Company and the Bank, severally and not jointly, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Bank, or their respective shareholders, creditors, employees or any other third party, (iii) each Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Bank on other matters) and each Underwriter has no obligation to the Company or the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Bank, and (v) each Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 18. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. General Provisions. This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Underwriting Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Underwriting Agreement by the parties hereto and may be used in lieu of the original signature pages to this Underwriting Agreement for all purposes. This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof.

[Signatures appear on the following page.]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by us, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company and the Bank.

Very truly yours,

FNCB BANCORP, INC.

By:	/s/ Gerard A. Champi
	Name:	Gerard A. Champi
	Title:	President and Chief Executive Officer

FNCB BANK

By:	Gerard A. Champi
	Name:	Gerard A. Champi
	Title:	President and Chief Executive Officer
CONFIRMED AND ACCEPTED,
as of the date first above written:

Performance trust CAPITAL PARTNERS, LLC For itself and on behalf of the several Underwriters listed on Schedule I hereto

By:	/s/ David F. Wilding
Authorized Signatory David F. Wilding
General Counsel

SCHEDULE I

Underwriter	Number of Shares
Performance Trust Capital Partners, LLC	2,142,750
FIG Partners, LLC	714,250

Schedule I

SCHEDULE A

Issuer-Represented General Free Writing Prospectus

Issuer Free-Writing Prospectus filed by the Company with the Commission on January 28, 2019 regarding the Investor Presentation.

Schedule A-1

SCHEDULE B

Pricing Terms

1.     The Company is selling 2,857,000 shares of Common Stock.

2.     The Company has granted an option to the Representative to purchase up to 428,550 shares of Common Stock.

3.     The public offering price per share for the Securities is $7.00.

Schedule B-1

SCHEDULE C

List of Subsidiaries

FNCB Bank

First National Community Statutory Trust

FNCB Realty Inc.

FNCB Realty Company I, LLC

FNCB Realty Company II, LLC

Schedule C-1

SCHEDULE D

List of persons and entities subject to lock-up

Executive Officers:

1.	James M. Bone, Jr.
2.	Gerard A. Champi
3.	R. Gregory Collins
4.	Cathy J. Conrad
5.	Mary Griffin Cummings
6.	Aaron J. Cunningham
7.	Richard D. Drust
8.	Mary Ann Gardner
9.	Dawn D. Gronski
10.	Ronald S. Honick, Jr.
11.	Lisa L. Kinney
12.	Brian C. Mahlstedt
13.	William A. McGuigan
14.	Stephanie A Westington

Non-Employee Directors:

1.	William G. Bracey
2.	Joseph Coccia
3.	Joseph L. DeNaples
4.	Louis A. DeNaples, Jr.
5.	Louis A. DeNaples, Sr.
6.	Dominick L. DeNaples
7.	Vithalbhai D. Dhaduk
8.	Keith W. Eckel
9.	Kathleen McCarthy Lambert
10.	Thomas J. Melone
11.	John P. Moses

Schedule D-1

SCHEDULE E

Expenses

Maximum out-of-pocket expenses: $200,000

Schedule E-1

EXHIBIT A

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR

OTHER SHAREHOLDERS PURSUANT TO SECTION 5(k)

____________, 2019

Performance Trust Capital Partners, LLC

As Representative of the Underwriters listed

in Schedule I to the Underwriting agreement

c/o Performance Trust Capital Partners, LLC

500 West Madison, Suite 450

Chicago, IL 60661

Re:	Proposed Public Offering by FNCB Bancorp, Inc.

Dear Sirs:

The undersigned, a shareholder and an executive officer and/or director of FNCB Bancorp, Inc., a Pennsylvania corporation (the “Company”), understands that Performance Trust Capital Partners, LLC (“the Representative”), as Representative of the Underwriters listed in Schedule I to the Underwriting agreement, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, $1.25 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during a period beginning on the date hereof and ending at the close of business on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the avoidance of doubt, the foregoing provisions shall not apply to any purchase of shares of Common Stock by the undersigned in connection with the Offering or otherwise, provided that the foregoing provisions shall apply equally to any such purchased shares of Common Stock.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any corporation, trust, family limited partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) transfer by will or intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, provided that the recipients of such transfers agree to be bound in writing by the restrictions set forth herein, (iv) to the Company, to satisfy any tax withholding obligations of the Company or the undersigned, or to satisfy the exercise price of stock options by the undersigned, upon the exercise or vesting of equity awards outstanding or hereinafter granted under any exercise by the undersigned of stock options or vesting of outstanding restricted stock awards or similar equity incentive awards that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement (or are granted after the date of the Underwriting Agreement pursuant to a plan or arrangement that is in place prior to the date of the Underwriting Agreement), (v) otherwise pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement (or are granted after the date of the Underwriting Agreement pursuant to a plan or arrangement that is in place prior to the date of the Underwriting Agreement), where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (vi) otherwise pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to the date of the Underwriting Agreement and will expire by its terms during the Lock-up Period and the subsequent sale of the shares of Common Stock issued as a result of the exercise of such stock options or (vii) with the prior written consent of the Representative. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Exhibit A-1

The undersigned now has and, except as contemplated by clauses (i) through (vii) above, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of the offer and sale of any Common Stock and/or any securities convertible into or exchangeable or exercisable for Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement. Notwithstanding anything herein to the contrary, this agreement shall automatically terminate and be of no further effect as of 5:00 pm New York City time on March 31, 2019, if a closing for the Offering has not yet occurred as of that time.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Exhibit A-2

Very truly yours,

Signature:

Print Name:

Exhibit A-3